EXHIBIT 99.1

Eagle Bancorp Announces Quarterly Earnings and Declares Quarterly Cash Dividend

HELENA, Mont., Oct. 19, 2006 (PRIMEZONE) -- Eagle Bancorp ("Eagle")(OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported first quarter net income of $422,000, or $0.39 per share ($0.35 per share diluted), for the three months ended September 30, 2006, and declared a cash dividend of $0.22 per share. Earnings for the quarter decreased by 15.4% from the $499,000 earned for the quarter ended September 30, 2005.

Eagle's Board of Directors also declared a quarterly cash dividend of $0.22 per share for the first quarter of Eagle's fiscal year. The dividend is payable November 17, 2006 to shareholders of record at the close of business on November 3, 2006.

The decrease in net income for the first quarter was the result of decreases in noninterest income of $106,000 and net interest income of $16,000, as well as an increase in noninterest expense of $24,000. Eagle's tax provision was $69,000 lower in the current quarter. Noninterest income declined due to lower gains on loan sales from the 2005 period and the absence of an adjustment of $45,860 to the valuation of Eagle's servicing rights as occurred in the first quarter of 2005. Eagle's annualized return on assets was 0.74% and its annualized return on equity was 7.34% for the quarter, compared with 0.95% and 8.94%, respectively, for the same quarter in 2005.

Total interest and dividend income increased $556,000 to $2,994,000 for the quarter ended September 30, 2006 from $2,438,000 for the quarter ended September 30, 2005. This was due primarily to an increase in interest and fees on loans of $521,000. Higher funding costs caused total interest expense to increase by $572,000 to $1.34 million for the quarter ended September 30, 2006 from $768,000 for the quarter ended September 30, 2005. Interest expense on deposits increased $268,000 and interest expense on advances increased $231,000. Interest expense on the subordinated debentures increased $73,000, as the debt was outstanding for only a short period of time in the previous year's quarter.

Total assets increased by $6.84 million, or 3.0%, to $233.02 million at September 30, 2006 from $226.18 million at June 30, 2006. Loans receivable increased $3.92 million, or 2.8%, to $144.78 million from $140.86 million. Loans held-for-sale increased $1.51 million to $2.43 million from $920,000. Deposits increased $1.82 million, or 1.0%, to $176.16 million at September 30, 2006 from $174.34 million at June 30, 2006. Advances from the Federal Home Loan Bank increased $3.46 million, or 15.5%, to $25.83 million from $22.37 million. Total stockholders' equity increased $900,000, or 4.0%, to $23.44 million at September 30, 2006 from $22.54 million at June 30, 2006, as a result of the net income for the period of $422,000 and a decrease in accumulated other comprehensive loss of $670,000 (mainly due to a decrease in net unrealized loss on securities available-for-sale). These were partially offset by dividends paid and purchases of treasury stock.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59% of Eagle Bancorp's outstanding common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Eagle intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Financial highlights for Eagle Bancorp follow.

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)
                                             Sept. 30,    June 30,
                                               2006        2006
                                            (Unaudited)  (Audited)
 ASSETS
 Cash and due from banks                        3,861       2,844
 Interest-bearing deposits with banks             321          27
                                             --------    --------
 Total cash and cash equivalents                4,182       2,871

 Investment securities available-for-sale,
  at market value                              64,613      64,198
 Investment securities held-to-maturity, at
  cost                                          1,005       1,018
 Investment in Eagle Bancorp Statutory Trust I    155         155
 Federal Home Loan Bank stock, at cost          1,315       1,315
 Mortgage loans held-for-sale                   2,428         918
 Loans receivable, net of deferred loan fees
  and allowance for loan losses of $531 at
  September 30, 2006 and $535 at June 30,
  2006                                        144,776     140,858
 Accrued interest and dividends receivable      1,305       1,211
 Mortgage servicing rights, net                 1,699       1,722
 Property and equipment, net                    5,935       5,962
 Cash surrender value of life insurance         5,275       5,230
 Real estate acquired in settlement of loans,
  net of allowance for losses                       0           0
 Other assets                                     328         720
                                             --------    --------

   Total assets                               233,016     226,178
                                             ========    ========

 LIABILITIES
 Deposit accounts:
  Noninterest bearing                          12,771      12,575
  Interest bearing                            163,392     161,767
                                             --------    --------
   Total Deposits                             176,163     174,342

 Advances from Federal Home Loan Bank          25,830      22,371
 Long-Term Subordinated Debentures              5,155       5,155
 Accrued expenses and other liabilities         2,424       1,765
                                             --------    --------
   Total liabilities                          209,572     203,633

 EQUITY
 Preferred stock (no par value, 1,000,000
  shares authorized, none issued or outstanding)
 Common stock (par value $0.01 per share;
  9,000,000 shares authorized; 1,223,572
  shares issued; 1,087,557 and 1,091,722
  shares outstanding at September 30, 2006
  and June 30, 2006, respectively)                 12          12
 Additional paid-in capital                     4,302       4,274
 Unallocated common stock held by ESOP           (120)       (129)
 Treasury stock, at cost                       (4,654)     (4,521)
 Retained earnings                             24,381      24,056
 Accumulated other comprehensive (loss)
  income                                         (477)     (1,147)
                                             --------    --------
   Total equity                                23,444      22,545

   Total liabilities and equity               233,016     226,178
                                             ========    ========

                  EAGLE BANCORP AND SUBSIDIARY
                Consolidated Statements of Income
     For the Three Months Ended September 30, 2006 and 2005
       (Dollars in Thousands, Except for Per Share Data)

                                               Three Months Ended
                                        Sept. 30 (unaudited) Sept. 30
                                        ------------------------------
                                          2006                  2005
                                        ---------            ---------
 Interest and Dividend Income:
 Interest and fees on loans                 2,311                1,790
 Interest on deposits with banks               12                   11
 Securities held to maturity                   11                   14
 Securities available for sale                660                  623
 FHLB Stock dividends                           0                    0
                                        ---------            ---------
  Total interest and dividend income        2,994                2,438
                                        ---------            ---------
 Interest Expense:
 Deposits                                     934                  666
 Federal Home Loan Bank advances              331                  100
 Subordinated debentures                       75                    2
                                        ---------            ---------
  Total interest expense                    1,340                  768
                                        ---------            ---------

 Net Interest Income                        1,654                1,670
 Loan loss provision                            0                    0
                                        ---------            ---------
 Net interest income after loan loss
  provision                                 1,654                1,670
                                        ---------            ---------
 Noninterest income:
 Net gain on sale of loans                    119                  173
 Demand deposit service charges               135                  143
 Mortgage loan servicing fees                 138                  191
 Net gain (loss) on sale of available for
  sale securities                               0                    1
 Other                                        145                  135
                                        ---------            ---------
  Total noninterest income                    537                  643
                                        ---------            ---------
 Noninterest expense:
 Salaries and employee benefits               838                  832
 Occupancy expenses                           142                  125
 Furniture and equipment depreciation          79                   79
 In-house computer expense                     71                   67
 Advertising expense                           93                   70
 Amortization of mtg servicing fees            76                  106
 Federal insurance premiums                     6                    6
 Postage                                       18                   23
 Legal, accounting, and examination fees       58                   34
 Consulting fees                               16                   18
 ATM processing                                12                   12
 Other                                        207                  220
                                        ---------            ---------
  Total noninterest expense                 1,616                1,592
                                        ---------            ---------
 Income before provision for income
  taxes                                       575                  721
                                        ---------            ---------
 Provision for income taxes                   153                  222
                                        ---------            ---------
 Net income                                   422                  499
                                        =========            =========
 Basic earnings per common share             0.39                 0.46
                                        =========            =========
 Diluted earnings per common share           0.35                 0.41
                                        =========            =========
 Weighted average shares outstanding
  (basic eps)                           1,073,660            1,080,604
                                        =========            =========

 Weighted average shares outstanding
  (diluted eps)                         1,207,858            1,203,258
                                        =========            =========

CONTACT:  Eagle Bancorp
          Larry A. Dreyer, President and Chief Executive Officer
            (406) 457-4012
          Peter J. Johnson, Executive Vice President and CFO
            (406) 457-4006